UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12 , 2010
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation

On July 12, 2010, Celsius Holdings, Inc. entered into an agreement with CD Financial, LLC, a company controlled by Carl DeSantis, a principal shareholder, to provide up to $3.0 million in line of credit financing to be used exclusively for incremental targeted advertising and marketing of Celsius’ products. The line of credit requires monthly payments of interest only at the rate of 5% per annum until maturity in July 2010.  The line of credit is secured by a pledge of substantially all of Celsius’ assets. On July 13, 2010, Celsius issued a press release announcing the line of credit.

The foregoing description of the line of credit is qualified in its entirety by reference to the full text of the forms of note and loan and security agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively, and which are incorporated herein in their entirety by reference.

Item 9.01	Exhibits

 (d) Exhibits.

10.1	Promissory note issued to CD Financial, LLC.
10.2	Loan and Security Agreement between Celsius Holdings, Inc and CD Financial, LLC.
99.1	Press Release dated July 13, 2010

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: July 13, 2010	By: s/Geary W. Cotton
Geary W. Cotton
Chief Financial Officer

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